Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Nathan Annis	Wendy Watkins
(507) 437-5248	(507) 437-5345
ir@hormel.com	media@hormel.com

HORMEL FOODS ANNOUNCES SECOND QUARTER RESULTS AND CONTINUED MARGIN EXPANSION

Unfavorable market conditions in the turkey industry continue to pressure

Jennie-O Turkey Store earnings

AUSTIN, Minn. (May 25, 2017) – Hormel Foods Corporation (NYSE: HRL) today reported results for the second quarter of fiscal year 2017. All comparisons are to the second quarter of fiscal year 2016. Results reflect the divestiture of the Diamond Crystal Brands business, the divestiture of the Farmer John business, and the acquisition of Justin’s, LLC. The impact of these transactions is excluded in the presentation of the non-GAAP adjusted measures below.

SUMMARY

Second Quarter

•                 Diluted earnings per share of $0.39, down 2.5 percent from 2016 EPS of $0.40

•                 Net earnings of $211 million, down 2 percent compared to 2016 net earnings of $215 million

•                 Sales of $2.2 billion, down 5 percent; Non-GAAP1 adjusted sales2 up 2 percent

•                 Volume down 11 percent; Non-GAAP1 adjusted volume2 up 1 percent

•                 Grocery Products operating profit up 15 percent; volume up 2 percent; Non-GAAP1 adjusted volume2 flat; sales up 8 percent; Non-GAAP1 adjusted sales2 up 2 percent

•                 International & Other operating profit up 38 percent; volume up 17 percent; sales up 19 percent

•                 Refrigerated Foods operating profit flat; volume down 14 percent; Non-GAAP1 adjusted volume2 up 1 percent; sales down 6 percent; Non-GAAP1 adjusted sales2 up 5 percent

•                 Specialty Foods operating profit down 16 percent; volume down 33 percent; Non-GAAP1 adjusted volume2 up 3 percent; sales down 24 percent; Non-GAAP1 adjusted sales2 flat

•                 Jennie-O Turkey Store operating profit down 29 percent; volume down 6 percent; sales down 8 percent

COMMENTARY

“Despite ongoing challenges in the turkey industry, our balanced model allowed us to deliver earnings within two percent of last year’s results,” said Jim Snee, president and chief executive officer. “Three segments delivered earnings growth, margin expansion, and adjusted volume and sales growth this quarter.”

“Growth in many of our key brands drove excellent results in the Grocery Products and International segments. The divestitures of Farmer John and Diamond Crystal Brands allowed Refrigerated Foods and Specialty Foods to enhance their operating margins,” Snee said. “Unfavorable market conditions in the turkey industry caused by an oversupply of turkey continued to pressure Jennie-O Turkey Store sales and earnings.”

SEGMENT OPERATING HIGHLIGHTS – SECOND QUARTER

Grocery Products (20% of Net Sales, 24% of Total Segment Operating Profit)

Grocery Products sales increased 8 percent and segment profit increased 15 percent. These results are due to the addition of JUSTIN’S® specialty nut butters as well as the strong performance of WHOLLY GUACAMOLE® dips and SPAM® luncheon meat.

Refrigerated Foods (47% of Net Sales, 40% of Total Segment Operating Profit)

Refrigerated Foods segment profit was flat and sales declined 6 percent, primarily related to the divestiture of the Farmer John business. Retail products such as HORMEL® BLACK LABEL® bacon and HORMEL® NATURAL CHOICE® meats and foodservice products such as HORMEL® BACON 1TM fully cooked bacon and HORMEL® pepperoni posted excellent results this quarter.

Jennie-O Turkey Store (18% of Net Sales, 20% of Total Segment Operating Profit)

Jennie-O Turkey Store volume declined 6 percent, sales declined 8 percent, and segment profit declined 29 percent. These decreases are primarily due to lower turkey commodity prices, pricing pressure from competing proteins, and increased operating expenses.

Specialty Foods (9% of Net Sales, 10% of Total Segment Operating Profit)

Specialty Foods sales declined 24 percent and segment profit declined 16 percent, primarily related to the divestiture of Diamond Crystal Brands in May 2016 and reduced contract packaging sales.

International & Other (6% of Net Sales, 6% of Total Segment Operating Profit)

International sales increased 19 percent and segment profit increased 38 percent. Strong exports of fresh pork and SPAM® luncheon meats contributed to the growth.

OUTLOOK

“We are maintaining our fiscal 2017 guidance range of $1.65 to $1.71 per share but expect the results at Jennie-O Turkey Store to push our full-year earnings toward the lower end of this range,” Snee said. “We expect the pressure on Jennie-O Turkey Store to continue for the remainder of the fiscal year given the oversupply in the turkey industry.”

“Even in this challenging commodity environment, our team is working hard to generate earnings growth by providing customers, consumers, and operators with on-trend, innovative value-added products,” Snee said.

DIVIDENDS

Effective May 15, 2017, the company paid its 355th consecutive quarterly dividend at the annual rate of $0.68.

1 COMPARISON OF U.S. GAAP TO NON-GAAP FINANCIAL MEASUREMENTS

The non-GAAP adjusted financial measurements are presented to provide investors additional information to facilitate the comparison of past and present operations. The company believes these non-GAAP adjusted financial measurements provide useful information to investors because they are the measurements used to evaluate performance on a comparable year-over-year basis. Non-GAAP measurements are not intended to be a substitute for U.S. GAAP measurements in analyzing financial performance. These non-GAAP measurements are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

2 ADJUSTED FINANCIAL MEASURES

Adjusted net sales and volume excludes the impact from the Justin’s, LLC acquisition in May 2016, and the divestitures of the Diamond Crystal Brands business in May 2016, and the Farmer John business in January 2017. The tables below show the calculations to reconcile from the non-GAAP adjusted measures to the GAAP measures in the second quarter and second quarter year-to-date of fiscal 2016 and fiscal 2017.

2nd Quarter

Net Sales

			2017 Non-			Farmer	2016
	2017	Justin’s	GAAP Net	2016 Net	DCB	John	Non-GAAP	Non-GAAP
(in thousands)	Net Sales	Acquisition	Sales	Sales	Divestiture	Divestiture	Net Sales	% Change
Grocery Products	$432,205	$(21,132)	$411,073	$401,472	$-	$-	$401,472	2.4%
Refrigerated Foods	1,027,486		1,027,486	1,092,479		(116,397)	976,082	5.3%
Jennie-O Turkey Store	388,237		388,237	423,540			423,540	(8.3%)
Specialty Foods	208,214		208,214	272,484	(63,996)		208,488	(0.1%)
International & Other	131,167		131,167	110,260			110,260	19.0%
Total Net Sales	$2,187,309	$(21,132)	$2,166,177	$2,300,235	$(63,996)	$(116,397)	$2,119,842	2.2%

Tonnage (lbs.)

			2017 Non-			Farmer	2016
	2017	Justin’s	GAAP	2016	DCB	John	Non-GAAP	Non-GAAP
(in thousands)	Tonnage	Acquisition	Tonnage	Tonnage	Divestiture	Divestiture	Tonnage	% Change
Grocery Products	222,451	(3,020)	219,431	218,674			218,674	0.3%
Refrigerated Foods	515,490		515,490	602,811		(91,733)	511,078	0.9%
Jennie-O Turkey Store	203,557		203,557	216,764			216,764	(6.1%)
Specialty Foods	116,432		116,432	174,282	(61,002)		113,280	2.8%
International & Other	80,312		80,312	68,920			68,920	16.5%
Total Tonnage	1,138,242	(3,020)	1,135,222	1,281,451	(61,002)	(91,733)	1,128,716	0.6%

Year to Date

Net Sales

				2017				2016
	2017	Justin’s	Farmer John	Non-GAAP	2016	DCB	Farmer John	Non-GAAP	Non-GAAP
(in thousands)	Net Sales	Acquisition	Divestiture	Net Sales	Net Sales	Divestiture	Divestiture	Net Sales	% Change
Grocery Products	$849,950	$(34,467)	$-	$815,483	$793,690	$-	$-	$793,690	2.7%
Refrigerated Foods	2,150,525		(100,231)	2,050,294	2,254,600		(249,297)	2,005,303	2.2%
Jennie-O Turkey Store	809,226			809,226	795,606			795,606	1.7%
Specialty Foods	400,843			400,843	510,263	(126,913)		383,350	4.6%
International & Other	256,992			256,992	238,748			238,748	7.6%
Total Net Sales	$4,467,536	$(34,467)	$(100,231)	$4,332,838	$4,592,907	$(126,913)	$(249,297)	$4,216,697	2.8%

Tonnage (lbs.)

				2017				2016
	2017	Justin’s	Farmer John	Non-GAAP	2016	DCB	Farmer John	Non-GAAP	Non-GAAP
(in thousands)	Tonnage	Acquisition	Divestiture	Tonnage	Tonnage	Divestiture	Divestiture	Tonnage	% Change
Grocery Products	448,414	(5,316)		443,098	436,939			436,939	1.4%
Refrigerated Foods	1,129,915		(80,454)	1,049,461	1,238,463		(192,507)	1,045,956	0.3%
Jennie-O Turkey Store	420,200			420,200	395,039			395,039	6.4%
Specialty Foods	229,261			229,261	335,727	(122,036)		213,691	7.3%
International & Other	155,361			155,361	144,438			144,438	7.6%
Total Tonnage	2,383,151	(5,316)	(80,454)	2,297,381	2,550,606	(122,036)	(192,507)	2,236,063	2.7%

CONFERENCE CALL

A conference call will be webcast at 8:00 a.m. CT on Thursday, May 25, 2017. Access is available at www.hormelfoods.com. The call will also be available via telephone by dialing 877-681-3367 and providing the access code 2874950. An audio replay is available by going to www.hormelfoods.com and clicking on Investors. The webcast replay will be available at 11:00 a.m. CT, Thursday, May 25, 2017, and will remain on the website for one year.

About Hormel Foods — Inspired People. Inspired Food.™

Hormel Foods Corporation, based in Austin, Minn., is a global branded food company with over $9 billion in annual revenues across 75 countries worldwide. Its brands include SKIPPY®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin’s®, Wholly Guacamole®, Hormel® Black Label® and more than 30 other beloved brands. The Company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named one of “The 100 Best Corporate Citizens” by Corporate Responsibility Magazine for the ninth year in a row, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. In 2016, the company celebrated its 125th anniversary and announced its new vision for the future - Inspired People. Inspired Food.™ - focusing on its legacy of innovation. For more information, visit www.hormelfoods.com and http://2015csr.hormelfoods.com/.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding Forward-Looking Statements and Risk Factors which appear on pages 30 - 37 in the company’s Form 10-Q for the quarter ended January 29, 2017, which can be accessed at www.hormelfoods.com under “Investors-SEC Filings.”

HORMEL FOODS CORPORATION

SEGMENT DATA

(Unaudited) (In thousands)

	SECOND QUARTER – 13 WEEKS ENDED

NET SALES	April 30, 2017	April 24, 2016	% Change
Grocery Products	$432,205	$401,472	7.7
Refrigerated Foods	1,027,486	1,092,479	(5.9)
Jennie-O Turkey Store	388,237	423,540	(8.3)
Specialty Foods	208,214	272,484	(23.6)
International & Other	131,167	110,260	19.0
Total	$2,187,309	$2,300,235	(4.9)

OPERATING PROFIT
Grocery Products	$77,487	$67,110	15.5
Refrigerated Foods	130,194	130,002	0.1
Jennie-O Turkey Store	63,786	89,678	(28.9)
Specialty Foods	30,810	36,853	(16.4)
International & Other	19,617	14,244	37.7
Total segment operating profit	321,894	337,887	(4.7)
Net interest and investment expense (income)	205	(380)	153.9
General corporate expense	5,822	14,057	(58.6)
Less: Noncontrolling interest	(40)	(13)	(207.7)
Earnings before income taxes	$315,827	$324,197	(2.6)

	YEAR TO DATE – 26 WEEKS ENDED

NET SALES	April 30, 2017	April 24, 2016	% Change
Grocery Products	$849,950	$793,690	7.1
Refrigerated Foods	2,150,525	2,254,600	(4.6)
Jennie-O Turkey Store	809,226	795,606	1.7
Specialty Foods	400,843	510,263	(21.4)
International & Other	256,992	238,748	7.6
Total	$4,467,536	$4,592,907	(2.7)

OPERATING PROFIT
Grocery Products	$143,114	$132,383	8.1
Refrigerated Foods	304,002	296,910	2.4
Jennie-O Turkey Store	131,966	180,981	(27.1)
Specialty Foods	57,559	63,646	(9.6)
International & Other	45,080	38,531	17.0
Total segment operating profit	681,721	712,451	(4.3)
Net interest and investment expense (income)	782	4,990	(84.3)
General corporate expense	10,443	29,189	(64.2)
Less: Noncontrolling interest	116	93	24.7
Earnings before income taxes	$670,612	$678,365	(1.1)

HORMEL FOODS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In thousands, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	April 30, 2017	April 24, 2016	April 30, 2017	April 24, 2016

Net sales	$2,187,309	$2,300,235	$4,467,536	$4,592,907

Cost of products sold	1,700,389	1,773,876	3,428,336	3,508,537

GROSS PROFIT	486,920	526,359	1,039,200	1,084,370

Selling, general and administrative	181,009	211,144	391,226	421,092
Goodwill impairment charge	-	991	-	991
Equity in earnings of affiliates	10,121	9,593	23,420	21,068

OPERATING INCOME	316,032	323,817	671,394	683,355

Other income & expenses:
Interest & investment income (expense)	2,818	3,409	5,267	1,446
Interest expense	(3,023)	(3,029)	(6,049)	(6,436)

EARNINGS BEFORE INCOME TAXES	315,827	324,197	670,612	678,365

Provision for income taxes	104,941	108,813	224,423	227,814
(effective tax rate)	33.23%	33.56%	33.47%	33.58%

NET EARNINGS	210,886	215,384	446,189	450,551
Less: net (loss) earnings attributable to noncontrolling interest	(40)	(13)	116	93
NET EARNINGS ATTRIBUTABLE TO HORMEL FOODS CORPORATION	$210,926	$215,397	$446,073	$450,458

NET EARNINGS PER SHARE
Basic	$0.40	$0.41	$0.84	$0.85
Diluted	$0.39	$0.40	$0.83	$0.83

WEIGHTED AVG. SHARES OUTSTANDING
Basic	528,712	529,898	528,649	529,380
Diluted	539,635	543,769	539,850	543,253

DIVIDENDS DECLARED
PER SHARE	$0.170	$0.145	$0.34	$0.29

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Unaudited) (In thousands)

	April 30, 2017	October 30, 2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$548,901	$415,143
Accounts receivable	525,322	591,310
Inventories	988,408	985,683
Income taxes receivable	42,026	18,282
Prepaid expenses	15,892	13,775
Other current assets	5,242	5,719

TOTAL CURRENT ASSETS	2,125,791	2,029,912

DEFERRED INCOME TAXES	-	6,223

INTANGIBLES	2,707,410	2,737,755

OTHER ASSETS	508,940	490,728

PROPERTY, PLANT & EQUIPMENT, NET	1,043,566	1,105,449

TOTAL ASSETS	$6,385,707	$6,370,067

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

CURRENT LIABILITIES	$824,587	$1,053,196

LONG-TERM DEBT – LESS CURRENT MATURITIES	250,000	250,000

DEFERRED INCOME TAXES	7,520	-

OTHER LONG-TERM LIABILITIES	617,172	615,465

SHAREHOLDERS’ INVESTMENT	4,686,428	4,451,406

TOTAL LIAB. & SHAREHOLDERS’ INVESTMENT	$6,385,707	$6,370,067

HORMEL FOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In thousands)

	Twenty-Six Weeks Ended
	April 30, 2017	April 24, 2016

OPERATING ACTIVITIES
Net earnings	$ 446,189	$ 450,551
Depreciation and amortization of intangibles	63,328	63,908
Goodwill impairment charge	-	991
Increase in working capital	(238,623)	(74,829)
Other	(9,738)	(31,486)
NET CASH PROVIDED BY OPERATING ACTIVITIES	261,156	409,135

INVESTING ACTIVITIES
Proceeds from sale of business	135,944	-
Net purchases of property/equipment	(75,818)	(97,143)
Decrease in investments, equity in affiliates, and other assets	2,669	12,178
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	62,795	(84,965)

FINANCING ACTIVITIES
Principal payments on short-term debt	-	(185,000)
Dividends paid on common stock	(166,507)	(142,878)
Share repurchase	(49,583)	(6,358)
Other	29,583	44,826
NET CASH USED IN FINANCING ACTIVITIES	(186,507)	(289,410)
Effect of exchange rate changes on cash	(3,686)	(2,118)
INCREASE IN CASH AND CASH EQUIVALENTS	133,758	32,642
Cash and cash equivalents at beginning of year	415,143	347,239
CASH AND CASH EQUIVALENTS AT END OF QUARTER	$ 548,901	$ 379,881